Exhibit 10.92

AMENDMENT TO SHARED SERVICES AGREEMENT

This Amendment dated as of December 30, 2003 by and between Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”) is made to that certain Shared Services Agreement dated as of February 16, 1999 by and between VHR Broadcasting of Lubbock, Inc. (“VHR”) and Quorum Broadcasting of Texas, Inc. (“Quorum”), as amended (the “Agreement”).

WHEREAS, VHR is the operator of television broadcast station KAMC, Lubbock, Texas (the “Station”) and its subsidiary VHR Lubbock License, Inc. (“VHR License”) is the Federal Communications Commission (“FCC”) licensee of the Station;

WHEREAS, Quorum is the operator of television broadcast station KLBK-TV, Lubbock, Texas and its subsidiary Quorum of Texas License, LLC is the FCC licensee of station KLBK-TV;

WHEREAS, VHR and Quorum entered into the Agreement for their mutual benefit;

WHEREAS, pursuant to FCC consent, Kenos Broadcasting, Inc. is (i) acquiring all of VHR’s and VHR License’s rights, title and interest in and to the Station and then (ii) merging with and into Mission; and

WHEREAS, also pursuant to FCC consent, Nexstar is acquiring Quorum’s and Quorum License’s rights, title and interest in and to KLBK-TV; and

WHEREAS, Mission and Nexstar intend that the Agreement between VHR and Quorum remain in effect with certain changes in terms.

NOW THEREFORE, for and in consideration of the foregoing, Nexstar and Mission hereby amend the Agreement as follows:

1. Mission is hereby assuming all of VHR’s and VHR License’s rights and obligations under the Agreement.

2. Nexstar is hereby assuming all of Quorum’s and Quorum License’s rights and obligations under the Agreement.

3. Paragraph 4(g) of the Agreement is deleted in its entirety and the following is substituted in its place: “4(g) Services Fee. In consideration for the services to be provided to KOLR by Nexstar personnel as described in Sections 4(a) through 4(f), Mission will pay to Nexstar the fee (the “Services Fee”) described in this Section 4(g).

(i) Base Amount. Subject to the remaining provisions of this Section 4(g), the base amount of the Services Fee will be $ $150,000 per month.

(ii) Payment Terms. The Services Fee will be payable monthly, in arrears, from and after the month during which this Agreement is executed, and will be prorated on a daily basis for first and last months during which the sharing arrangements described in Sections 4(a) through 4(f) are in effect.

4. As so amended, all sections and provisions of the Agreement are hereby ratified in full.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first written above.

NEXSTAR BROADCASTING, INC.

By:	/s/ G. Robert Thompson

Name:	G. Robert Thompson
Title:	CFO

MISSION BROADCASTING, INC.

By:	/s/ David S. Smith

Name:	David S. Smith
Title:	President